Exhibit 99.1

Specialty Laboratories Names Kevin R. Sayer Chief Financial Officer

Santa Monica, Calif., April 12, 2004 - Specialty Laboratories, Inc. (NYSE:SP) (Specialty), a leading hospital-focused clinical reference laboratory, today announced the appointment of Kevin R. Sayer as Executive Vice President and Chief Financial Officer, effective April 12, 2004.

“Kevin Sayer brings to Specialty strong knowledge of the healthcare industry, expertise in financial management and operations, and an accomplished record as a chief financial officer of a publicly-traded company,” said Douglas S. Harrington, MD, chief executive officer of Specialty Laboratories. “We are very pleased to have Kevin join our team and look forward to the benefits of his executive leadership.”

“I am impressed by Specialty’s targeted approach to the clinical laboratory services environment and the resources the company has developed for executing its growth strategy,” stated Mr. Sayer.  “My plan is to support and expand the programs already in place for meeting Specialty’s short-term challenges and achieve its long-term goals.”

From 1994 to 2001, Mr. Sayer was the Chief Financial Officer of Minimed, Inc., a publicly-traded high-growth medical device company focused on diabetes management.  During his tenure at Minimed, Inc., Mr. Sayer managed several financing and strategic transactions, and played a central role in the planning, construction and relocation activities related to MiniMed’s new operating facility and in the 2001 acquisition of Minimed, Inc. by Medtronic, Inc.  From 2001 to 2002, Mr. Sayer co-led the integration team for the newly combined entity and assumed executive responsibilities in operations for manufacturing, logistics and product development as Vice President and General Manager of Medrontic Minimed’s External Pump and Disposable Product business unit.  Mr. Sayer began his career in public accountancy and held various positions at Ernst & Young from 1983 to 1994.  He graduated from Brigham Young University in 1983 with concurrent bachelor and master degrees in accounting and information systems, and is a Certified Public Accountant.

About Specialty

Specialty Laboratories performs highly advanced, clinically useful testing services for hospitals, laboratories and physician specialist communities nationwide. With its extensive menu of clinical tests for the diagnosis and treatment-management of disease, Specialty offers clients a single-source solution for their specialized testing needs. Because of Specialty’s focus on high complexity, esoteric testing, the company is strategically aligned with its hospital clients and does not compete with them or their outreach programs for routine testing work. Specialty backs its commitment to outstanding client service with industry-leading, client-focused information technology applications. Specialty also supports its test offering with distinguished R&D capabilities. Through internal research programs and technology partnerships, Specialty develops new and enhanced tests for reliable and cost-effective patient assessment. Specialty’s Web address is www.specialtylabs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning expected benefits brought to us by a new chief financial officer, our growth plans and our ability to achieve short-term and long-term goals. These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact Information:
Greg Mann
Director, Corporate Communications
Specialty Laboratories
310-586-7261
gmann@specialtylabs.com